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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our reports dated May 10, 2001 and August 8, 2001 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

                                                                                           SHARES
   REGISTRATION STATEMENT                           DESCRIPTION                          REGISTERED
   ----------------------                           -----------                          ----------
Form S-8 (33-01047)           Individual Account Retirement Plan                          1,500,000
Form S-4 (333-46931)          Formation of PKOH Holding Corporation                      11,000,000
Form S-8 (333-58161)          1998 Long-Term Incentive Plan                                 550,000

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
August 13, 2001

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